UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2017

EQUINIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
One Lagoon Drive, 4th Floor Redwood City, California 94065 (650) 598-6000
(Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On August 29, 2017, Equinix, Inc. (the “Company”) issued a conditional notice of redemption to redeem the entire $500 million aggregate principal amount outstanding of its 4.875% Senior Notes due 2020 (the “Notes”) on September 28, 2017, subject to consummation by the Company of the sale of at least $500 million aggregate principal amount (or foreign currency equivalent) of senior notes (the “Financing Condition”). The redemption is being made pursuant to the terms of the Indenture dated March 5, 2013 between the Company and U.S. Bank National Association, as trustee (the “Indenture”) at a redemption price equal to 102.438% of the principal amount of the Notes plus accrued and unpaid interest to, but not including, the redemption date.

This redemption is contingent upon satisfaction of the Financing Condition, all upon terms and conditions satisfactory to the Company in its sole discretion. Such redemption may not occur and the notice of conditional redemption may be rescinded in the event the Financing Condition shall not have been satisfied prior to the redemption date.

This report does not constitute a notice of redemption under the Indenture, nor an offer to tender for, or purchase, any Notes or any other security. We cannot provide any assurances about the timing associated with the proposed redemption or the timing or terms of the proposed refinancing, or that the proposed redemption and refinancing transactions can be completed at all.

All of the information furnished in Item 7.01 of this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

Date:	August 29, 2017	By:	/s/ Keith D. Taylor
			Name:	Keith D. Taylor
			Title:	Chief Financial Officer